EX-99.1

For Immediate Release                                           FORGENT NETWORKS



Press contact:  Nelson Duffle                Investor contact:  Michael Noonan
512.437.2532                                 512.437.2476
nelson_duffle@forgent.com                    michael_noonan@forgent.com

           Forgent Announces Results for the 2004 Fiscal Third Quarter

AUSTIN, Texas, Jun. 14, 2004 - Forgent/TM/ Networks (Nasdaq: FORG) today announced the results of the 2004 fiscal third quarter ending April 30, 2004. Highlights for the quarter include:

o Initiated litigation against 31 technology companies for infringement of United States Patent No. 4,698,672 (the '672 Patent)

o Achieved a significant reduction in operating expenses from the 2004 fiscal second quarter with additional reductions planned for the 2004 fiscal fourth quarter

o Grew NetSimplicity software revenues by more than 50% sequentially

o    Maintained healthy cash balances

"Forgent initiated litigation against some of the largest global technology firms during the quarter. We took this step after seeking to reach license agreements with these companies. We are committed to developing and protecting all of our assets, and will devote the efforts necessary to prevail in this litigation," said Richard Snyder, chairman and CEO of Forgent. "We have also moved quickly to reduce headcount and expenses to reflect our go-forward focus on intellectual property licensing and the NetSimplicity product line. This will be a smaller, lighter-weight company that will only invest where we see profitable growth."

Fiscal  Third  Quarter  Results.
Revenues were $0.8 million for the 2004 fiscal third quarter, compared to $6.6 million for the 2004 fiscal second quarter, due to lower intellectual property and software revenues. The company initiated a significant reduction in headcount in the third quarter due to the implementation of a new software business model, which requires less staff. As of the end of the third quarter Forgent had approximately 44 full time employees, a 58% reduction since the end of the 2004 fiscal second quarter. As a result, Forgent was required to take a $0.6 million restructuring charge related to employee severance payments and certain lease payments.

Including the effects of the charge, the net loss was $4.4 million or $0.18 per share for the third fiscal quarter of 2004. Cash, cash equivalents and short-term investments were approximately $21 million at the end of the third quarter of 2004.

Intellectual  Property.
The intellectual property program revenues decreased to $0.3 million for the fiscal third quarter of 2004 compared to $5.8 million for the second quarter of fiscal 2004. As an evolution of the Company's intellectual property program, and as always anticipated by Forgent, after working actively to license the '672 Patent, Forgent has initiated litigation against 31 companies for infringement of the '672 Patent in the United States District Court for the Eastern District of Texas, Marshall Division. Over the last two years the intellectual property business has generated approximately $90 million from licensing the '672 Patent to 30 different companies in Asia, Europe and the United States. The '672 Patent relates to digital image compression, and fields of use include any digital still image device used to compress, store, manipulate, print or transmit digital still images such as digital cameras. However, the '672 Patent extends beyond digital cameras and includes many digital still image devices such as personal digital assistants, cellular telephones, printers, scanners, and other devices used to compress, store, manipulate, print or transmit digital still images. Forgent has the exclusive right to license and enforce all the claims under the '672 Patent in all fields of use involving digital still image compression.

Software. Software revenues were $0.5 million for the third quarter of fiscal 2004 compared to $0.8 million for the second quarter of fiscal 2004. The decrease is due to lower ALLIANCE/TM/ revenues as Forgent realigns its software sales focus to the NetSimplicity product line, which has shown significant sales growth. In addition, NetSimplicity's telesales model is a more cost efficient distribution approach that streamlines the purchase process and simplifies the overall sale. Forgent's software division offerings include Meeting Room Manager, it's flagship product that provides room scheduling capabilities.

Although the company continues to see interest in ALLIANCE(TM), the interest has not been sufficient to meet sales targets. Forgent will continue to support the software and its customers and will determine the future of the ALLIANCE(TM) Scheduler and Media Manager over the next few months. The company is focusing on NetSimplicity's Meeting Room Manager, which is the strategic scheduling platform of the future.

Outlook.
Subsequent to the end of the third quarter, Forgent has continued efforts to license the '672 Patent and expects to recover additional license revenues in the fourth fiscal quarter of 2004 based on results achieved in this quarter to date. As a result, Forgent anticipates that there will be additional IP licensing revenues during the pendency of the recently filed patent litigation, although predicting the timing and amounts will be complicated because of licensing negotiations and the pending litigation. Forgent believes that NetSimplicity software revenue for the fourth fiscal quarter of 2004 will grow.

"We will continue our efforts to license and enforce the '672 Patent, with the objective of achieving significant license revenues in the future," added Snyder. "We will focus on revenue, profitability, and managing our expenses so that we improve our cash position. As we grow cash we will look for attractive opportunities to expand the business."

Conference Call and Webcast
Forgent has scheduled a conference call with the investment community for Mon, Jun. 14, 2004, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook.

To participate, dial 888-482-0024 ten minutes before the conference call begins, ask for the Forgent event, and use a pass code of 13144208. International callers should dial 617-801-9702 and use a pass code of 13144208. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Forgent's web site at www.forgent.com. To listen to the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our web site at www.forgent.com.

About Forgent
Forgent(TM) Networks (Nasdaq: FORG) develops and licenses intellectual property and provides scheduling software to a wide variety of customers. Forgent's intellectual property licensing program is related to communication technologies developed from a diverse and growing patent portfolio. Forgent's software division, NetSimplicity provides a spectrum of scheduling software that enables all sizes of organizations to streamline the scheduling of people, places and things. For additional information please visit www.forgent.com.

Safe Harbor
This release may include projections and other forward-looking statements that involve a number of risks and uncertainties and as such, actual results in future periods may differ materially from those currently expected or desired. Some of the factors that could cause actual results to differ materially include changes in the general economy and the technology industry, rapid changes in technology, sales cycle and product implementations, risks associated with transitioning to a new business model and the subsequent limited operating history, the possibility of new entrants into the scheduling software market, the possibility that the market for the sale of certain software and services may not develop as expected, that development of these software and services may not proceed as planned, risks associated with the company's license program, including risks associated with litigation involving intellectual property, patents and trademarks, merger activities and acquisition integration. Additional discussion of these and other risk factors affecting the company's business and prospects is contained in the company's periodic filings with the SEC.

                             FORGENT NETWORKS, INC.
                           CONSOLIDATED BALANCE SHEETS
                  (Amounts in thousands, except per share data)


                                                       APRIL 30,       JULY 31,
                                                         2004            2003
                                                      -----------    ----------
                                                      (UNAUDITED)

                   ASSETS
Current Assets:
  Cash and equivalents, including
    restricted cash of $650 and $730                    $  17,434    $  21,201
    at April 30, 2004 and July 31, 2003
  Short-term investments                                    3,675        3,845
  Accounts receivable, net of allowance
    for doubtful accounts of
    $145 and $0 at April 30, 2004
    and July 31, 2003                                         634        9,457
  Notes receivable, net of reserve of
    $780 and $639 at April 30, 2004 and
    July 31, 2003                                              77           74
  Prepaid expenses and other current assets                   432          415
                                                        ---------    ---------
        Total Current Assets                               22,252       34,992

Property and equipment, net                                 3,478        2,158
Intangible assets, net                                        308        5,042
Capitalized software, net                                      --        4,827
Other assets                                                  266          230
                                                        ---------    ---------
                                                        $  26,304    $  47,249
                                                        =========    =========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                      $   1,268    $   3,178
  Accrued compensation and benefits                           315          683
  Other accrued liabilities                                 1,585        1,661
  Notes payable, current position                             355          323
  Deferred revenue                                            531          281
                                                        ---------    ---------
    Total Current Liabilities                               4,054        6,126

Long-Term Liabilities:
  Deferred revenue                                             41           59
  Other long-term obligations                               2,511        1,810
                                                        ---------    ---------
    Total Long-Term Liabilities                             2,552        1,869

Stockholders' equity:
  Preferred stock, $.01 par value; 10,000 authorized;
    none issued or outstanding                                 --           --
  Common stock, $.01 par value; 40,000 authorized;
    26,581 and 26,172 shares issued; 24,860 and
    24,588 shares outstanding at April 30, 2004
    and July 31, 2003, respectively                           265          261
  Treasury stock, 1,721 and 1,584 issued at
    April 30, 2004 and July 31, 2003,
    respectively                                           (4,685)      (4,231)
  Additional paid-in capital                              264,540      263,875
  Accumulated deficit                                    (240,433)    (219,991)
  Unearned compensation                                        (3)         (28)
  Accumulated other comprehensive income                       14         (632)
                                                        ---------    ---------
    Total Stockholders' Equity                          $  19,698    $  39,254
                                                        ---------    ---------
                                                        $  26,304    $  47,249
                                                        =========    =========

                             FORGENT NETWORKS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except per share data)


                                              FOR THE               FOR THE
                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                           APRIL 30,              APRIL 30,
                                      2004            2003    2004          2003
                                      --------------------    ------------------
                                          (UNAUDITED)             (UNAUDITED)
REVENUES:
  Software and professional         $   549    $  1,134      $  2,341   $  3,379
      services
 Intellectual property licensing        267      12,150         8,937     25,618
 Other ........................          --          97            22        566
                                      -----     -------        ------     ------
     Total revenues                     816      13,381        11,300     29,563

COST OF SALES:
  Software and professional             269         945         6,719      2,418
    services
Intellectual property licensing         134       6,075         4,469     12,809
Other                                    --          77            24        497
                                      ------    -------        ------     ------
    Total cost of sales                 403       7,097        11,212     15,724

GROSS MARGIN                             413      6,284            88     13,839

OPERATING EXPENSES:
  Selling, general and administrative  3,292      2,459         9,708      8,025
  Research and development               918        901         3,152      2,784
  Amortization of intangible assets       12         --            29         --
  Restructuring Charge                   628         --           628         --
  Impairment of assets                    --      1,211         6,989        712
                                      ------     ------        ------     ------
    Total operating expenses           4,850      4,571        20,506     11,521

(LOSS) INCOME FROM OPERATIONS         (4,437)     1,713       (20,418)     2,318

OTHER INCOME (EXPENSES):
  Interest income                         49         37           164        123
  Foreign currency translation           (22)        --          (655)        --
  Interest expense and other              (6)       (36)         (106)      (75)
                                      -------     ------      --------    ------
    Total other income (expenses)          21           1        (597)        48

(LOSS) INCOME FROM CONTINUING
 OPERATIONS, BEFORE INCOME TAXES       (4,416)      1,714     (21,015)     2,366
    Provision for income taxes             --         (59)         --        (69)
                                      --------    -------     --------   -------
(LOSS) INCOME FROM CONTINUING
OPERATIONS                             (4,416)      1,655     (21,015)     2,297

  Income from discontinued operations,     --          68          --      1,666
     net of income taxes
 Income on disposal,                       --          --         573        --
     net of income taxes
                                       --------    -------     --------   -------
INCOME FROM DISCONTINUED
OPERATIONS, NET OF INCOME TAXES            --          68         573      1,666
                                       --------    ------      --------   ------
NET (LOSS) INCOME                     $ (4,416)   $  1,723    $(20,442) $  3,963
                                       ========    =======     ========   ======

BASIC AND DILUTED (LOSS)
INCOME PER SHARE:
 (Loss) income from
 continuing operations                $   (0.18)  $   0.07   $   (0.85)  $  0.09
                                       ==========    =====    =========   ======
Income from discontinued              $    0.00   $   0.00   $     0.02  $  0.07
  operations
                                       ==========   =======   =========   =====
Net (loss) income                     $   (0.18)  $   0.07   $    (0.83) $ 0.16
                                        =========   =======   =========   =====

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                24,802     24,629     24,679    24,693
     Diluted                              24,802     24,715     24,679    25,144